UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities

Exchange Act of 1934

_________________________

Date of Report (date of earliest event reported):  June 23, 2010

WAUSAU PAPER CORP.

(Exact name of registrant as specified in its charter)

WISCONSIN	1-13923	39-0690900
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification
incorporation)		Number)

100 PAPER PLACE

MOSINEE, WI 54455-9099

(Address of principal executive offices, including Zip Code)

(715) 693-4470

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 23.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 1 – Registrant’s Business And Operations

Item 1.01

Entry into a Material Definitive Agreement

The Company entered into a new senior credit facility on June 23, 2010.  See Item 2.03, the text of which is incorporated by reference.

Section 2 – Financial Information

Item 2.03

Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant

Credit Facility

On June 23, 2010, the Company entered into a new senior credit facility to provide an unsecured $125 million facility that will expire on June 23, 2014.  This new senior credit facility replaced a previously-existing credit facility that was due to expire on July 27, 2011.  The Credit Agreement documenting the new senior credit facility was entered into between the Company and the following lenders:  Bank of America, N.A., M&I Marshall & Ilsley Bank, Wells Fargo Bank National Association, Northwest Farm Credit Services, PCA, and 1st Farm Credit Services.

Under the terms of the Credit Agreement, the Company will pay an annual facility fee (initially .425%) and interest on borrowed funds that is generally based on the Eurodollar rate then in effect plus a stated margin (initially 1.950%).  With respect to each loan advance, the interest rate and facility fees will be determined by the Company’s consolidated leverage ratio (i.e., consolidated indebtedness to consolidated capitalization).

The Credit Agreement also requires the Company to maintain a consolidated leverage ratio of not more than 55%, except in certain circumstances when the Company or one of its subsidiaries acquires a business and is in compliance with certain debt-to-EBITDDA ratio requirements.  In addition, the Credit Agreement requires that the Company maintain a consolidated interest coverage ratio (EBITDDA to interest expense) of not less than 3 to 1 and a consolidated net worth of $215 million (as increased by 25% of net quarterly income and proceeds from equity sales).

The Credit Agreement contains representations and warranties, covenants, and provisions for default customary for facilities of this nature for customers of the banks having similar creditworthiness, and it provides for the acceleration of the maturity of any loans, at the option of the lenders, upon a change in control of the company, as defined in the agreement.

Forward-Looking Statements

Statements concerning the Company’s anticipated borrowing needs and expectations concerning operations constitute forward-looking information regarding the Company pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995.  While the Company believes that these forward-looking statements are based on reasonable assumptions, such statements are not guarantees of future performance, and all such statements involve risk and uncertainties that could cause actual results to differ materially from those contemplated in this report.  The assumptions, risks, and uncertainties relating to the forward-looking statements in this report include the strength of the economy and demand for paper products, increases in raw material and energy prices, manufacturing problems at Company facilities, and other risks and assumptions described under “Information Concerning Forward-Looking Statements” in Item 7 and in Item 1A of the Company’s Form 10-K for the year ended December 31, 2009, and from time to time, in the Company’s other filings with the Securities and Exchange Commission.  The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

Section 9 – Financial Statements and Exhibits

Item 9.01

Financial Statements and Exhibits

Exhibit 10.1

Credit Agreement dated June 23, 2010, among Wausau Paper Corp. and Bank of America, N.A., M & I Marshall & Ilsley Bank, Wells Fargo Bank National Association, Northwest Farm Credit Services, PCA, and 1st Farm Credit Services.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WAUSAU PAPER CORP.

Date:  June 24, 2010

By:  SCOTT P. DOESCHER

Scott P. Doescher

Executive Vice President–Finance

EXHIBIT INDEX

to

FORM 8-K

of

WAUSAU PAPER CORP.

dated June 23, 2010

Pursuant to Section 102(d) of Regulation S-T

(17 C.F.R. Section 232.102(d))

Exhibit 10.1

Credit Agreement dated June 23, 2010, among Wausau Paper Corp. and Bank of America, N.A., M & I Marshall & Ilsley Bank, Wells Fargo Bank National Association, Northwest Farm Credit Services, PCA, and 1st Farm Credit Services.